Exhibit (c)

MainStay CBRE Global Infrastructure Megatrends Fund (NYSE: MEGI)

June 2023 Distribution Information

MainStay CBRE Global Infrastructure Megatrends Fund (MEGI) (the “Fund”) is providing this notice to shareholders with important information concerning the distribution declared for June 2023 in the amount of $0.1083 per common share. This notice is intended for informational purposes; no action is required on your part.

The following table sets forth the estimated sources of income of the current distribution, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. All amounts are expressed on a per share of common stock basis and as a percentage of the distribution amount.

 Data as of 6/30/2023

Source	Current Distribution per Share	Percent of Current Distribution	Fiscal YTD Cumulative Distribution per Share	Fiscal YTD Percent of Total Cumulative Distributions

Net Investment Income	$0.0681	63%	$0.0681	63%

Net Realized Short-Term Capital Gains	$0.0020	2%	$0.0020	2%

Net Realized Long-Term Capital Gains	$0.0382	35%	$0.0382	35%

Return of Capital or Other Capital Sources	$-	-%	$-	-%

Total per Share	$0.1083	100%	$0.1083	100%

Fund Performance and Distribution Rate Information as of 5/31/2023

Average annual total return[1] (in relation to the net asset value (NAV))	–6.94%

Annualized current distribution rate expressed as a percentage of month end NAV as of 5/31/2023	7.51%	[2]

Cumulative total return[3] (in relation to NAV (not annualized)) for the fiscal period ending 5/31/2023	–16.09%

Cumulative fiscal year distribution rate as a percentage of NAV as of 5/31/2023	8.08%	[4]

1.	Represents the annualized total return in relation to the change in NAV from inception (10/27/2021) through 5/31/2023.
2.	Represents the current monthly distribution rate annualized as a percentage of NAV as of 5/31/2023.
3.	Represents the cumulative total return in relation to the change in NAV for the current fiscal period 6/1/2022 through 5/31/2023.
4.

Represents the cumulative distribution rate for the current fiscal period 6/1/2022 through 5/31/2023, which is determined by dividing the dollar value of distributions in the period by the NAV as of 5/31/2023.

June 2023 Distribution Information

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Policy.

Please note: The amounts and sources of distributions reported in this 19(a) Notice are only estimated and are not being provided for tax reporting purposes. The actual amounts and sources of income of the amounts for tax reporting purposes will depend on the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

For questions regarding this notice, or for more information regarding the Fund, please contact your investment advisor, or call New York Life Investments at 855–456–9683.

Neither New York Life Investment Management LLC, its affiliates, nor its representatives provide tax, legal, or accounting advice. Please contact your own tax advisors.

“New York Life Investments” is both a service mark, and the common trade name, of certain investment advisors affiliated with New York Life Insurance Company. The MainStay Funds® are managed by New York Life Investment Management LLC and distributed by NYLIFE Distributors LLC, 30 Hudson Street, Jersey City, NJ 07302, a wholly owned subsidiary of New York Life Insurance Company. NYLIFE Distributors LLC is a Member FINRA/SIPC.

5024665.2	MSMEGI02j-06/23

MainStay CBRE Global Infrastructure Megatrends Term Fund (NYSE: MEGI)

July 2023 Distribution Information

MainStay CBRE Global Infrastructure Megatrends Term Fund (MEGI) (the “Fund”) is providing this notice to shareholders with important information concerning the distribution declared for July 2023 in the amount of $0.1083 per common share. This notice is intended for informational purposes; no action is required on your part.

The following table sets forth the estimated sources of income of the current distribution, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. All amounts are expressed on a per share of common stock basis and as a percentage of the distribution amount.

 Data as of 7/31/2023

Source	Current Distribution per Share	Percent of Current Distribution	Fiscal YTD Cumulative Distribution per Share	Fiscal YTD Percent of Total Cumulative Distributions

Net Investment Income	$0.0681	63%	$0.1362	63%

Net Realized Short-Term Capital Gains	$0.0020	2%	$0.0040	2%

Net Realized Long-Term Capital Gains	$0.0382	35%	$0.0764	35%

Return of Capital or Other Capital Sources	$-	-%	$-	-%

Total per Share	$0.1083	100%	$0.2166	100%

Fund Performance and Distribution Rate Information as of 6/30/2023

Average annual total return[1] (in relation to the net asset value (NAV))	–5.27%

Annualized current distribution rate expressed as a percentage of month end NAV as of 6/30/2023	7.94%[2]

Cumulative total return[3] (in relation to NAV (not annualized)) for the fiscal period ending 6/30/2023	2.41%

Cumulative fiscal year distribution rate as a percentage of NAV as of 6/30/2023	0.66%[4]

1.	Represents the annualized total return in relation to the change in NAV from inception (10/27/2021) through 6/30/2023.
2.	Represents the current monthly distribution rate annualized as a percentage of NAV as of 6/30/2023.
3.	Represents the cumulative total return in relation to the change in NAV for the current fiscal period 6/1/2023 through 6/30/2023.
4.

Represents the cumulative distribution rate for the current fiscal period 6/1/2023 through 6/30/2023, which is determined by dividing the dollar value of distributions in the period by the NAV as of 6/30/2023.

July 2023 Distribution Information

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Policy.

Please note: The amounts and sources of distributions reported in this 19(a) Notice are only estimated and are not being provided for tax reporting purposes. The actual amounts and sources of income of the amounts for tax reporting purposes will depend on the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

For questions regarding this notice, or for more information regarding the Fund, please contact your investment advisor, or call New York Life Investments at 855–456–9683.

Neither New York Life Investment Management LLC, its affiliates, nor its representatives provide tax, legal, or accounting advice. Please contact your own tax advisors.

“New York Life Investments” is both a service mark, and the common trade name, of certain investment advisors affiliated with New York Life Insurance Company. The MainStay Funds® are managed by New York Life Investment Management LLC and distributed by NYLIFE Distributors LLC, 30 Hudson Street, Jersey City, NJ 07302, a wholly owned subsidiary of New York Life Insurance Company. NYLIFE Distributors LLC is a Member FINRA/SIPC.

5024665.2	MSMEGI02l-07/23

MainStay CBRE Global Infrastructure Megatrends Term Fund (NYSE: MEGI)

August 2023 Distribution Information

MainStay CBRE Global Infrastructure Megatrends Term Fund (MEGI) (the “Fund”) is providing this notice to shareholders with important information concerning the distribution declared for August 2023 in the amount of $0.1250 per common share. This reflects the 15% increase in the Fund’s regular monthly distribution rate as announced by the Fund on July 26, 2023. This notice is intended for informational purposes; no action is required on your part.

The following table sets forth the estimated sources of income of the current distribution, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. All amounts are expressed on a per share of common stock basis and as a percentage of the distribution amount.

 Data as of 8/31/2023

Source	Current Distribution per Share	Percent of Current Distribution	Fiscal YTD Cumulative Distribution per Share	Fiscal YTD Percent of Total Cumulative Distributions

Net Investment Income	$0.0837	67%	$0.2199	64%

Net Realized Short-Term Capital Gains	$0.0083	7%	$0.0123	4%

Net Realized Long-Term Capital Gains	$0.0330	26%	$0.1094	32%

Return of Capital or Other Capital Sources	$-	-%	$-	-%

Total per Share	$0.1250	100%	$0.3416	100%

Fund Performance and Distribution Rate Information as of 7/31/2023

Average annual total return[1] (in relation to the net asset value (NAV))	–4.47%

Annualized current distribution rate expressed as a percentage of month end NAV as of 7/31/2023	7.91%[2]

Cumulative total return[3] (in relation to NAV (not annualized)) for the fiscal period ending 7/31/2023	3.47%

Cumulative fiscal year distribution rate as a percentage of NAV as of 7/31/2023	1.32%[4]

1.	Represents the annualized total return in relation to the change in NAV from inception (10/27/2021) through 7/31/2023.
2.	Represents the current monthly distribution rate annualized as a percentage of NAV as of 7/31/2023.
3.	Represents the cumulative total return in relation to the change in NAV for the current fiscal period 6/1/2023 through 7/31/2023.
4.

Represents the cumulative distribution rate for the current fiscal period 6/1/2023 through 7/31/2023, which is determined by dividing the dollar value of distributions in the period by the NAV as of 7/31/2023.

August 2023 Distribution Information

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Policy.

Please note: The amounts and sources of distributions reported in this 19(a) Notice are only estimated and are not being provided for tax reporting purposes. The actual amounts and sources of income of the amounts for tax reporting purposes will depend on the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

For questions regarding this notice, or for more information regarding the Fund, please contact your investment advisor, or call New York Life Investments at 855–456–9683.

Neither New York Life Investment Management LLC, its affiliates, nor its representatives provide tax, legal, or accounting advice. Please contact your own tax advisors.

“New York Life Investments” is both a service mark, and the common trade name, of certain investment advisors affiliated with New York Life Insurance Company. The MainStay Funds® are managed by New York Life Investment Management LLC and distributed by NYLIFE Distributors LLC, 30 Hudson Street, Jersey City, NJ 07302, a wholly owned subsidiary of New York Life Insurance Company. NYLIFE Distributors LLC is a Member FINRA/SIPC.

5024665	MSMEGI02m-08/23

MainStay CBRE Global Infrastructure Megatrends Term Fund (NYSE: MEGI)

September 2023 Distribution Information

MainStay CBRE Global Infrastructure Megatrends Term Fund (MEGI) (the “Fund”) is providing this notice to shareholders with important information concerning the distribution declared for September 2023 in the amount of $0.1250 per common share. This notice is intended for informational purposes; no action is required on your part.

The following table sets forth the estimated sources of income of the current distribution, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. All amounts are expressed on a per share of common stock basis and as a percentage of the distribution amount.

 Data as of 9/30/2023

Source	Current Distribution per Share	Percent of Current Distribution	Fiscal YTD Cumulative Distribution per Share	Fiscal YTD Percent of Total Cumulative Distributions

Net Investment Income	$0.0911	73%	$0.3110	67%

Net Realized Short-Term Capital Gains	$0.0077	6%	$0.0200	4%

Net Realized Long-Term Capital Gains	$0.0262	21%	$0.1356	29%

Return of Capital or Other Capital Sources	$-	-%	$-	-%

Total per Share	$0.1250	100%	$0.4666	100%

Fund Performance and Distribution Rate Information as of 8/31/2023

Average annual total return[1] (in relation to the net asset value (NAV))	–7.69%

Annualized current distribution rate expressed as a percentage of month end NAV as of 8/31/2023	9.84%[2]

Cumulative total return[3] (in relation to NAV (not annualized)) for the fiscal period ending 8/31/2023	–3.24%

Cumulative fiscal year distribution rate as a percentage of NAV as of 8/31/2023	2.24%[4]

1.	Represents the annualized total return in relation to the change in NAV from inception (10/27/2021) through 8/31/2023.
2.	Represents the current monthly distribution rate annualized as a percentage of NAV as of 8/31/2023.
3.	Represents the cumulative total return in relation to the change in NAV for the current fiscal period 6/1/2023 through 8/31/2023.
4.

Represents the cumulative distribution rate for the current fiscal period 6/1/2023 through 8/31/2023, which is determined by dividing the dollar value of distributions in the period by the NAV as of 8/31/2023.

September 2023 Distribution Information

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Policy.

Please note: The amounts and sources of distributions reported in this 19(a) Notice are only estimated and are not being provided for tax reporting purposes. The actual amounts and sources of income of the amounts for tax reporting purposes will depend on the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

For questions regarding this notice, or for more information regarding the Fund, please contact your investment advisor, or call New York Life Investments at 855–456–9683.

Neither New York Life Investment Management LLC, its affiliates, nor its representatives provide tax, legal, or accounting advice. Please contact your own tax advisors.

“New York Life Investments” is both a service mark, and the common trade name, of certain investment advisors affiliated with New York Life Insurance Company. The MainStay Funds® are managed by New York Life Investment Management LLC and distributed by NYLIFE Distributors LLC, 30 Hudson Street, Jersey City, NJ 07302, a wholly owned subsidiary of New York Life Insurance Company. NYLIFE Distributors LLC is a Member FINRA/SIPC.

5024665	MSMEGI02n-09/23

MainStay CBRE Global Infrastructure Megatrends Term Fund (NYSE: MEGI)

October 2023 Distribution Information

MainStay CBRE Global Infrastructure Megatrends Term Fund (MEGI) (the “Fund”) is providing this notice to shareholders with important information concerning the distribution declared for October 2023 in the amount of $0.1250 per common share. This notice is intended for informational purposes; no action is required on your part.

The following table sets forth the estimated sources of income of the current distribution, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. All amounts are expressed on a per share of common stock basis and as a percentage of the distribution amount.

 Data as of 10/31/2023

Source	Current Distribution per Share	Percent of Current Distribution	Fiscal YTD Cumulative Distribution per Share	Fiscal YTD Percent of Total Cumulative Distributions

Net Investment Income	$0.0975	78%	$0.4085	69%

Net Realized Short-Term Capital Gains	$0.0075	6%	$0.0275	5%

Net Realized Long-Term Capital Gains	$0.0200	16%	$0.1556	26%

Return of Capital or Other Capital Sources	$-	-%	$-	-%

Total per Share	$0.1250	100%	$0.5916	100%

Fund Performance and Distribution Rate Information as of 9/30/2023

Average annual total return[1] (in relation to the net asset value (NAV))	–11.81%

Annualized current distribution rate expressed as a percentage of month end NAV as of 9/30/2023	10.92%[2]

Cumulative total return[3] (in relation to NAV (not annualized)) for the fiscal period ending 9/30/2023	–11.97%

Cumulative fiscal year distribution rate as a percentage of NAV as of 9/30/2023	3.40%[4]

1.	Represents the annualized total return in relation to the change in NAV from inception (10/27/2021) through 9/30/2023.
2.	Represents the current monthly distribution rate annualized as a percentage of NAV as of 9/30/2023.
3.	Represents the cumulative total return in relation to the change in NAV for the current fiscal period 6/1/2023 through 9/30/2023.
4.

Represents the cumulative distribution rate for the current fiscal period 6/1/2023 through 9/30/2023, which is determined by dividing the dollar value of distributions in the period by the NAV as of 9/30/2023.

October 2023 Distribution Information

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Policy.

Please note: The amounts and sources of distributions reported in this 19(a) Notice are only estimated and are not being provided for tax reporting purposes. The actual amounts and sources of income of the amounts for tax reporting purposes will depend on the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

For questions regarding this notice, or for more information regarding the Fund, please contact your investment advisor, or call New York Life Investments at 855–456–9683.

Neither New York Life Investment Management LLC, its affiliates, nor its representatives provide tax, legal, or accounting advice. Please contact your own tax advisors.

“New York Life Investments” is both a service mark, and the common trade name, of certain investment advisors affiliated with New York Life Insurance Company. The MainStay Funds® are managed by New York Life Investment Management LLC and distributed by NYLIFE Distributors LLC, 30 Hudson Street, Jersey City, NJ 07302, a wholly owned subsidiary of New York Life Insurance Company. NYLIFE Distributors LLC is a Member FINRA/SIPC.

5024665	MSMEGI18q-10/23

MainStay CBRE Global Infrastructure Megatrends Term Fund (NYSE: MEGI)

November 2023 Distribution Information

MainStay CBRE Global Infrastructure Megatrends Term Fund (MEGI) (the “Fund”) is providing this notice to shareholders with important information concerning the distribution declared for November 2023 in the amount of $0.1250 per common share. This notice is intended for informational purposes; no action is required on your part.

The following table sets forth the estimated sources of income of the current distribution, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. All amounts are expressed on a per share of common stock basis and as a percentage of the distribution amount.

 Data as of 11/30/2023

Source	Current Distribution per Share	Percent of Current Distribution	Fiscal YTD Cumulative Distribution per Share	Fiscal YTD Percent of Total Cumulative Distributions

Net Investment Income	$0.1117	89%	$0.5202	73%

Net Realized Short-Term Capital Gains	$0.0075	6%	$0.0350	5%

Net Realized Long-Term Capital Gains	$0.0058	5%	$0.1614	22%

Return of Capital or Other Capital Sources	$-	-%	$-	-%

Total per Share	$0.1250	100%	$0.7166	100%

Fund Performance and Distribution Rate Information as of 10/31/2023

Average annual total return[1] (in relation to the net asset value (NAV))	–12.72%

Annualized current distribution rate expressed as a percentage of month end NAV as of 10/31/2023	11.37%[2]

Cumulative total return[3] (in relation to NAV (not annualized)) for the fiscal period ending 10/31/2023	–14.69%

Cumulative fiscal year distribution rate as a percentage of NAV as of 10/31/2023	4.49%[4]

1.	Represents the annualized total return in relation to the change in NAV from inception (10/27/2021) through 10/31/2023.
2.	Represents the current monthly distribution rate annualized as a percentage of NAV as of 10/31/2023.
3.	Represents the cumulative total return in relation to the change in NAV for the current fiscal period 6/1/2023 through 10/31/2023.
4.

Represents the cumulative distribution rate for the current fiscal period 6/1/2023 through 10/31/2023, which is determined by dividing the dollar value of distributions in the period by the NAV as of 10/31/2023.

November 2023 Distribution Information

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Policy.

Please note: The amounts and sources of distributions reported in this 19(a) Notice are only estimated and are not being provided for tax reporting purposes. The actual amounts and sources of income of the amounts for tax reporting purposes will depend on the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

For questions regarding this notice, or for more information regarding the Fund, please contact your investment advisor, or call New York Life Investments at 855–456–9683.

Neither New York Life Investment Management LLC, its affiliates, nor its representatives provide tax, legal, or accounting advice. Please contact your own tax advisors.

“New York Life Investments” is both a service mark, and the common trade name, of certain investment advisors affiliated with New York Life Insurance Company. The MainStay Funds® are managed by New York Life Investment Management LLC and distributed by NYLIFE Distributors LLC, 30 Hudson Street, Jersey City, NJ 07302, a wholly owned subsidiary of New York Life Insurance Company. NYLIFE Distributors LLC is a Member FINRA/SIPC.

5024665	MSMEGI18r-11/23